Product supplement no. 18-I To prospectus dated November 14, 2011 and prospectus supplement dated November 14, 2011	Registration Statement No. 333-177923 Dated December 2, 2011 Rule 424(b)(2)

Contingent Coupon Notes Linked to a Single Reference Stock or a Basket of Reference Stocks

General

•	JPMorgan Chase & Co. may from time to time offer and sell contingent coupon notes that are linked to a single common stock or a basket of common stocks, which we refer to as the “Basket”, from time to time. We refer to the single common stock and each of the common stocks included in the Basket as a Reference Stock and collectively as the Reference Stocks. As used in this product supplement, the term “common stock” includes equity securities that represent non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If a Reference Stock is an ADS, the term “issuer” of such Reference Stock refers to the issuer of the shares underlying the ADS. This product supplement no. 18-I describes terms that will apply generally to the notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
•	The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	Payment is linked to the performance of a single Reference Stock or a Basket of Reference Stocks, as applicable, as described below.
•	Unless otherwise specified in the relevant terms supplement, return of principal (or a portion of the principal, if the relevant terms supplement specifies a Downside Exposure Percentage) if the notes are held to maturity.
•	Unless otherwise specified in the relevant terms supplement, cash payment at maturity of principal (or a portion of principal if the relevant terms supplement specifies a Downside Exposure Percentage) plus the final Coupon Payment, if any.
•	We will pay interest in the form of Coupon Payments, which may be zero, that will depend on the Stock Performance(s) of the Reference Stock(s). Unless otherwise specified in the relevant terms supplement, the Coupon Rate for each Coupon Payment will be a percentage equal to, (i) for notes linked to a single Reference Stock, the Stock Performance of the Reference Stock on the applicable Coupon Determination Date or, (ii) for notes linked to a Basket of Reference Stocks, the sum of the Stock Performance of each Reference Stock on the Coupon Determination Date x the Stock Weighting for such Reference Stock, provided, in each case, that the Coupon Rate will not be less than 0% or, if applicable, the Minimum Coupon Rate, or greater than the Coupon Cap.
•	For important information about tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page 34.
•	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•	Investing in the notes is not equivalent to investing directly in any Reference Stock.
•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Reference Stock(s):	Any common stock to which the notes are linked or that is included in a Basket will be specified in the relevant terms supplement (each a “Reference Stock”).
Basket:	If the notes are linked to a Basket, the relevant terms supplement will specify the Reference Stocks that are included in the basket (the “Basket”).
Coupon Rate:	Unless otherwise specified in the relevant terms supplement, the Coupon Rate for each Coupon Payment Date will be a percentage equal to, (i) for notes linked to a single Reference Stock, the Stock Performance of the Reference Stock on the applicable Coupon Determination Date or, (ii) for notes linked to a Basket of Reference Stocks, the sum of the Stock Performance of each Reference Stock on the Coupon Determination Date x the Stock Weighting for such Reference Stock, provided, in each case, that the Coupon Rate will not be less than 0% or, if applicable, the Minimum Coupon Rate, or greater than the Coupon Cap.

(continued on next page)

Investing in the Contingent Coupon Notes involves a number of risks. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 18-I, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

December 2, 2011

Key Terms (continued)
Coupon Payment:	Unless otherwise specified in the relevant terms supplement, the Coupon Payment per $1,000 principal amount note payable on each Coupon Payment Date will equal $1,000 x the Coupon Rate.
Payment at Maturity:	Unless otherwise specified in the relevant terms supplement, at maturity, you will receive a cash payment for each $1,000 principal amount note of $1,000 (or, $1,000 x (1-Downside Exposure Percentage), if the relevant terms supplement specifies a Downside Exposure Percentage) plus the Minimum Return, if applicable, plus the final Coupon Payment, if any.
Downside Exposure Percentage:	If applicable, a percentage less than 100%, as specified in the relevant terms supplement.
Coupon Payment Dates:	As specified in the relevant terms supplement, provided that the final Coupon Payment Date will be the Maturity Date.
Coupon Determination Dates:	Unless otherwise specified in the relevant terms supplement, the third business day prior to each Coupon Payment Date.
Stock Performance:

The Stock Performance for a Reference Stock on any Coupon Determination Date will be:

(1) if the Stock Return on such day is greater than the Stock Return Threshold, the Coupon Cap, or

(2) if the Stock Return on such day is less than or equal to the Stock Return Threshold, the Stock Return, or, if a Stock Return Floor is specified in the relevant terms supplement, the greater of the Stock Return and the Stock Return Floor.

The Stock Performance for a Reference Stock may be positive, zero or negative.

Stock Return Floor:	If applicable, a percentage as specified in the relevant terms supplement.
Stock Return Threshold:	A percentage as specified in the relevant terms supplement.
Stock Return:

Unless otherwise specified in the relevant terms supplement, with respect to a Reference Stock, on any trading day:

Final Share Price – Initial Share Price (or Strike Price, if applicable)

Initial Share Price (or Strike Price, if applicable)

Stock Weighting:	For notes linked to a Basket of Reference Stocks, with respect to each Reference Stock, a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Stock Weightings for all Reference Stocks will equal 100% or 1, as applicable. The relevant terms supplement will specify either (i) the weight of each Reference Stock in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Reference Stock will be determined. For example, if the relevant terms supplement specifies that Reference Stock A is weighted to compose 18% of the value of the Basket, the Stock Weighting for Reference Stock A is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Reference Stocks, the Reference Stock with the greater Stock Return on a Coupon Determination Date will make up 70% of the value of the Basket, and the Reference Stock with the lesser Stock Return on such Coupon Determination Date will make up 30% of the value of the Basket.
Coupon Cap:	A percentage as specified in the relevant terms supplement.
Minimum Coupon Rate:	If applicable, a percentage as specified in the relevant terms supplement.
Initial Share Price:	Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the closing price of one share of such Reference Stock on the pricing date or such other date as specified in the relevant terms supplement, divided by the Share Adjustment Factor of such Reference Stock. The Initial Share Price for each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Additional Reference Stock Provisions — A. Anti-Dilution Adjustments” and “General Terms of Notes — Additional Reference Stock Provisions — B. Reorganization Events.”
Final Share Price:	Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the closing price of one share of such Reference Stock on the applicable Coupon Determination Date.
Strike Price:	With respect to a Reference Stock, the relevant terms supplement may specify a share price other than the Initial Share Price to be used for calculating the Stock Return. The Strike Price, if any, for a Reference Stock will be specified in the relevant terms supplement to be equal to either (a) a percentage of the closing price of one share of such Reference Stock as of a specified date, or (b) a fixed amount determined without regard to the closing price of one share of such Reference Stock as of a particular date, in each case divided by the Share Adjustment Factor. For example, the relevant terms supplement may specify that the Strike Price for each Reference Stock will be equal to 95% of the closing price of one share of such Reference Stock on the pricing date divided by the applicable Share Adjustment Factor.
Share Adjustment Factor:	Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the Share Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting such Reference Stock. See “General Terms of Notes — Additional Reference Stock Provisions— A. Anti-Dilution Adjustments.”
Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”
Minimum Return:	If applicable, a fixed dollar amount as specified in the relevant terms supplement.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, this product supplement no. 18-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. 18-I, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 18-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. 18-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 18-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product supplement no. 18-I, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

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Description of Notes

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 18-I have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Contingent Coupon Notes Linked to a Single Reference Stock or a Basket of Reference Stocks.

General

The Contingent Coupon Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a single common stock or a basket of common stocks, which we refer to as the “Basket”. We refer to the single common stock and each of the common stocks included in the Basket as a Reference Stock and collectively as the Reference Stocks. As used in this product supplement, the term “common stock” includes equity securities issued through depositary arrangements that represent non-U.S. equity securities, such as American depositary shares (“ADSs”). If a Reference Stock is an ADS, the term “issuer” of such Reference Stock refers to the issuer of the shares underlying such ADS. We refer to the common stock represented by an ADS as an “Underlying Stock.”

The notes are a series of debt securities referred to in the accompanying prospectus supplement and prospectus. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The notes will pay interest in the form of Coupon Payments, which may be zero, that will depend on the Stock Performance(s) of the Reference Stock(s). Unless otherwise specified in the relevant terms supplement, the Coupon Rate for each Coupon Payment Date will be a percentage equal to, (i) for notes linked to a single Reference Stock, the Stock Performance of the Reference Stock on the applicable Coupon Determination Date or, (ii) for notes linked to a Basket of Reference Stocks, the sum of the Stock Performance of each Reference Stock on the Coupon Determination Date x the Stock Weighting for such Reference Stock, provided, in each case, that the Coupon Rate will not be less than 0% or, if applicable, the Minimum Coupon Rate, or greater than the Coupon Cap. At maturity, you will receive for each $1,000 principal amount a cash payment equal to $1,000 (or, $1,000 x (1-Downside Exposure Percentage), if the relevant terms supplement specifies a Downside Exposure Percentage) plus the Minimum Return, if applicable, plus the final Coupon Payment, if any. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note are $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Book-Entry System” in the accompanying prospectus.

The terms of specific issuance of the notes will be described in the relevant terms supplement accompanying this product supplement no. 18-I. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

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Coupon Payment

The notes will pay interest in the form of Coupon Payments, which may be zero, that will depend on the Stock Performance of a single Reference Stock or the Stock Performance of each Reference Stock in a Basket, as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Coupon Payment”, if any, per $1,000 principal amount note payable on each Coupon Payment Date will equal $1,000 x the Coupon Rate. Each Coupon Payment will be paid to the to the holders of record at the close of business on the business day prior to such Coupon Payment Date, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “Coupon Rate” for each Coupon Payment Date will be a percentage equal to, (i) for notes linked to a single Reference Stock, the Stock Performance of the Reference Stock on the applicable Coupon Determination Date or, (ii) for notes linked to a Basket of Reference Stocks, the sum of the Stock Performance of each Reference Stock on the Coupon Determination Date x the Stock Weighting for such Reference Stock, provided, in each case, that the Coupon Rate will not be less than 0% or, if applicable, the Minimum Coupon Rate, or greater than the Coupon Cap.

The “Coupon Payment Dates” will be as specified in the relevant terms supplement, provided that the final Coupon Payment Date will be the maturity date. If, due to a market disruption event or otherwise, a Coupon Determination Date (other than the final Coupon Determination Date) is postponed so that it falls less than three business days prior to the applicable scheduled Coupon Payment Date, such Coupon Payment Date will be postponed to the third business day following such Coupon Determination Date, as postponed, and the applicable Coupon Payment will be made on such Coupon Payment Date, as postponed, with the same force and effect as if such Coupon Payment Date had not been postponed, but no additional interest will accrue or be payable as a result of the delayed payment. If the maturity date is adjusted as the result of a market disruption event, the final Coupon Payment due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment.

The “Coupon Determination Date” for each Coupon Payment Date will be the third business day before such Coupon Payment Date, subject to adjustment as described below.

The “Stock Performance” for a Reference Stock on any Coupon Determination Date will be:

(1)	if the Stock Return on such day is greater than the Stock Return Threshold, the Coupon Cap, or
(2)	if the Stock Return on such day is less than or equal to the Stock Return Threshold, the Stock Return, or, if the relevant terms supplement specifies a Stock Return Floor, the greater of the Stock Return and the Stock Return Floor.

The Stock Performance for a Reference Stock may be positive, zero, or negative.

The “Stock Return Threshold” will be a percentage as specified in the relevant terms supplement.

The “Coupon Cap” will be a percentage as specified in the relevant terms supplement.

If applicable, the “Stock Return Floor” will be a percentage as specified in the relevant terms supplement.

If applicable, the “Minimum Coupon Rate” will be a percentage as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, with respect to a Reference Stock, on any trading day, the “Stock Return,” as calculated by the calculation agent, is the percentage change in the closing price of one share of such Reference Stock calculated by comparing the Initial Share Price to the Final Share Price of such Reference Stock. The relevant terms supplement will specify the manner in

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which the Initial Share Price and the Final Share Price are determined. The Stock Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Stock Return =	Final Share Price – Initial Share Price (or Strike Price, if applicable)
Initial Share Price (or Strike Price, if applicable)

For notes linked to a Basket of Reference Stocks, with respect to each Reference Stock, the “Stock Weighting” will be a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the Stock Weightings for all Reference Stocks will equal 100% or 1, as applicable. The relevant terms supplement will specify either (i) the weight of each Reference Stock in the Basket, which will be fixed for the term of the notes, or (ii) the manner in which the weight of each Reference Stock will be determined. For example, if the relevant terms supplement specifies that Reference Stock A is weighted to compose 18% of the value of the Basket, the Stock Weighting for Reference Stock A is 18%. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of two Reference Stocks, the Reference Stock with the greater Stock Return on a Coupon Determination Date will make up 70% of the value of the Basket, and the Reference Stock with the lesser Stock Return on such Coupon Determination Date will make up 30% of the value of the Basket.

Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the “Initial Share Price” means the closing price of one share of such Reference Stock on the pricing date or such other date as specified in the relevant terms supplement divided by the Share Adjustment Factor of such Reference Stock. The Initial Share Price for each Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “General Terms of Notes — Additional Reference Stock Provisions— A. Anti-Dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the “Final Share Price” means the closing price of one share of such Reference Stock on the applicable Coupon Determination Date.

With respect to a Reference Stock, the relevant terms supplement may specify a share price other than the Initial Share Price to be used for calculating the Stock Return, which we refer to as a “Strike Price”. The Strike Price, if any, for a Reference Stock will be specified in the relevant terms supplement to be equal to either (a) a percentage of the closing price of one share of such Reference Stock as of a specified date, or (b) a fixed amount determined without regard to the closing price of one share of such Reference Stock as of a particular date, in each case divided by the Share Adjustment Factor. For example, the relevant terms supplement may specify that, for a particular Reference Stock a Stock Strike Price equal to 95% of the closing price of one share of that Reference Stock on the pricing date divided by the applicable Share Adjustment Factor for that Reference Stock (i.e., the Initial Share Price), will be used to calculate the Stock Return of that Reference Stock.

Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the “Share Adjustment Factor” will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting such Reference Stock. See “General Terms of Notes — Additional Reference Stock Provisions ― A. Anti-Dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, the “pricing date” means the day we price the notes for initial sale to the public.

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Unless otherwise specified in the relevant terms supplement, with respect to each Reference Stock, the “closing price” for one share of such Reference Stock (or one unit of any other security for which a closing price must be determined) on any relevant day means:

•	if that Reference Stock (or that security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which that Reference Stock (or that security) is listed or admitted to trading;
•	if that Reference Stock (or that security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by the Financial Industry Regulatory Authority (the “FINRA”) (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day; or
•	if that Reference Stock (or that security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and that Reference Stock (or that security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which that Reference Stock (or that security) is listed or admitted to trading;
•	otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for such Reference Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Unless otherwise specified in the relevant terms supplement, the “trading price” for one share of a Reference Stock (or one unit of any other security for which a trading price must be determined) at any time on any relevant day means:

•	if that Reference Stock (or that security) is listed or admitted to trading on a national securities exchange, the most recently reported sale price, regular way, at that time during the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act, on which that Reference Stock (or that security) is listed or admitted to trading;
•	if that Reference Stock (or that security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the most recently reported sale price at that time during the principal trading session on the OTC Bulletin Board on that day; or
•	if that Reference Stock (or that security) is issued by a foreign issuer and its trading price cannot be determined as set forth in the two bullet points above, and that Reference Stock (or that security) is listed or admitted to trading on a non-U.S. securities exchange or market, the most recently reported sale price, regular way, at that time during the principal trading session on that day on the primary non-U.S. securities exchange or market on which that Reference Stock (or that security) is listed or admitted to trading, in each case subject to the provisions of “General Terms of Notes — Additional Reference Stock Provisions — A. Anti-Dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, with respect to a Reference Stock, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchange (as defined below) for that Reference Stock and (ii) the exchanges on which futures or options contracts related to that Reference Stock are traded; or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which that security is listed or admitted to trading.

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Unless otherwise specified in the relevant terms supplement, with respect to a Reference Stock or an Underlying Stock, “relevant exchange” means the primary exchange or market for trading for that Reference Stock or Underlying Stock.

Payment at Maturity

Unless otherwise specified in the relevant terms supplement, at maturity, you will receive a cash payment for each $1,000 principal amount note of $1,000 (or, $1,000 x (1-Downside Exposure Percentage), if the relevant terms supplement specifies a Downside Exposure Percentage) plus the Minimum Return, if applicable, plus the final Coupon Payment, if any.

The “Downside Exposure Percentage” will be a percentage less than 100%, as specified in the relevant terms supplement.

The “Minimum Return,” if applicable, will be a fixed dollar amount as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following the scheduled maturity date. If, due to a market disruption event or otherwise, the final Coupon Determination Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Coupon Determination Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.” In addition, the maturity date may be accelerated if there is an event of default. See “General Terms of Notes—Payment Upon an Event of Default.”

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity and on the Coupon Payment Dates, if any, with respect to the notes on the applicable date or dates. We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the notes entitled thereto.

The “calculation agent” is the agent appointed by us to make certain calculations for the notes, which initially will be J.P. Morgan Securities LLC (“JPMS”). See “General Terms of Notes — Calculation Agent” below. JPMS is our affiliate and may have interests adverse to yours. Please see “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as calculation agent.”

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Postponement of a Coupon Determination Date

A. Notes Linked to a Single Reference Stock

If a Coupon Determination Date is not a trading day or if there is a market disruption event on a Coupon Determination Date (any such day, a “Disrupted Day”) the applicable Coupon Determination Date will be postponed to the immediately succeeding business day that is not a Disrupted Day. In no event, however, will any Coupon Determination Date be postponed to a date that is after the Final Disrupted Coupon Determination Date.

If a Coupon Determination Date is or has been postponed to the Final Disrupted Coupon Determination Date and the Final Disrupted Coupon Determination Date is a Disrupted Day, the calculation agent will determine the closing price of the Reference Stock, for that Coupon Determination Date on the Final Disrupted Coupon Determination Date in good faith based on the calculation agent’s

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assessment of the market value of one share of that Reference Stock, as applicable, on the Final Disrupted Coupon Determination Date;

With respect to a Coupon Determination Date, unless otherwise specified in the relevant terms supplement, the “Final Disrupted Coupon Determination Date” means the tenth business day after that Coupon Determination Date, as originally scheduled.

B. Notes Linked to a Basket

If a Coupon Determination Date is a Disrupted Day for any Reference Stock (any Reference Stock affected by a Disrupted Day, a “Disrupted Reference Stock”), the applicable Coupon Determination Date will be postponed to the earliest day on which the closing price of each Reference Stock has been established, as described below:

(a) for each Reference Stock that is not a Disrupted Reference Stock (an “Unaffected Reference Stock”), closing price on the postponed Coupon Determination Date will be deemed to be the closing price on the originally scheduled Coupon Determination Date; and

(b) for each Disrupted Reference Stock, the closing price on the postponed Coupon Determination Date will be deemed to be the closing price on the first business day immediately following the originally scheduled Coupon Determination Date that is not a Disrupted Day for that Disrupted Reference Stock.

Accordingly, if a Coupon Determination Date is postponed as described above, the calculation agent may reference the closing prices of the Reference Stocks from different business days when calculating the Basket Closing Level or making other determinations with respect to that Coupon Determination Date, as postponed.

For example, assume that the notes are linked to a Basket consisting of three Reference Stocks, Reference Stock A, Reference Stock B and Reference Stock C, and that:

(a) Business Day 1, a scheduled Coupon Determination Date, is not a Disrupted Day for Reference Stock A but is a Disrupted Day for Reference Stocks B and C;

(b) Business Day 2 is not a Disrupted Day for Reference Stock B but is a Disrupted Day for C Reference Stock C; and

(c) Business Day 3 is not a Disrupted Day for Reference Stock C.

Under these circumstances, the Coupon Determination Date originally scheduled to occur on Business Day 1 would be postponed to Business Day 3 and, with respect to that Coupon Determination Date, as postponed, the closing prices would be deemed to be (a) for Reference Stock A, the closing price on Business Day 1; (b) for Reference Stock B, the closing price on Business Day 2 and (c) for Reference Stock C, the closing price on Business Day 3.

In no event, however, will any Coupon Determination Date be postponed to a date that is after the Final Disrupted Coupon Determination Date. If a Coupon Determination Date is or has been postponed to the Final Disrupted Coupon Determination Date and on that day, the closing value for any Disrupted Reference Stock has not been established in accordance with the first paragraph above (a “Final Disrupted Reference Stock”), the closing price for that Coupon Determination Date will be determined by the calculation agent on the Final Disrupted Coupon Determination Date and will be deemed to be:

(a) for each Unaffected Reference Stock, the closing price on the originally scheduled Coupon Determination Date;

(b) for each Disrupted Reference Stock that is not a Final Disrupted Reference Stock, the closing price determined in the manner described in the first paragraph above;

(c) for each Final Disrupted Reference Stock, the closing price of one share of that Reference Stock determined by the calculation agent in good faith based on the calculation agent’s assessment of the market value of one share of that Reference Stock, on the Final Coupon Disrupted Determination Date.

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Risk Factors

Your investment in the notes will involve certain risks. The notes may not pay interest and do not guarantee any return of principal at, or prior to, maturity unless otherwise specified in the relevant terms supplement. Investing in the notes is not equivalent to investing (or taking a short position) directly in any one or more of the Reference Stock(s). In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes differ from conventional securities and may not pay interest or guarantee the return of your investment.

Although the notes provides for the payment of interest in the form of Coupon Payments, each Coupon Payment will be based on the performance of the Reference Stock(s) and could be zero if the relevant terms supplement does not specify a Minimum Coupon Rate. The Coupon Rate for each Coupon Payment Date will depend on the Stock Return of each Reference Stock on the applicable Coupon Determination Date and will not exceed the Coupon Cap or be less than zero (or the Minimum Coupon Rate, if applicable). At maturity, you will receive only $1,000 (or $1,000 x (1-Downside Exposure Percentage), if the relevant terms supplement specifies a Downside Exposure Percentage), plus the Minimum Return, if applicable, plus the final Coupon Payment, if any, for each $1,000 principal amount note. You will receive no other return on your investment other than the Coupon Payments, if any, paid over the term of the notes. Therefore, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The Coupon Payments, paid over the term of the notes may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The notes are subject to the credit risk of JPMorgan Chase & Co.

The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or on any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, any Reference Stock.

You should not take our offering of the notes as an expression of our views about how any Reference Stock will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any Reference Stock, including through an investment in the notes. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in one or more Reference Stocks that conflict with an investment in the notes. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in shares of the Reference Stock(s) or instruments the value of which is derived from one or more Reference Stocks. We may also adjust our

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hedge by, among other things, purchasing or selling the shares of the Reference Stock(s) instruments the value of which is derived from one or more Reference Stocks at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing on or before any Coupon Determination Date. We cannot give you any assurances that our hedging will not negatively affect the value of the Reference Stock or Stocks or the performance of the notes. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

This hedging activity may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

JPMS and other affiliates of ours also trade the Reference Stocks and other financial instruments related to the Reference Stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Initial Value of a Reference Stock on the pricing date or and/or decrease the closing price on any other Coupon Determination Date, which could adversely affect your payment at maturity or the amount of interest you may receive over the term of the notes.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with the issuers of one or more of the Reference Stock(s), including extending loans to, making equity investments in or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuer(s) of one or more of the Reference Stock(s), and we will not disclose any such information to you. In addition, we or one or more of our affiliates may publish research reports or otherwise express views about the issuer(s) of one or more of the Reference Stock(s). Any prospective purchaser of notes should undertake an independent investigation of the issuer(s) of the Reference Stock(s) as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to our business with the issuer(s) of the Reference Stock(s)

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the one or more of the Reference Stock(s). To the extent that we or one of our affiliates serves as issuer, agent or underwriter for these securities or financial instruments, our or their interests with respect to these securities or financial instruments may be adverse to those of the holders of the notes. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

We or one of our affiliates may currently or from time to time engage in trading activities related to the currency in which the Reference Stock(s) that are ADSs are denominated. These trading activities could potentially affect the exchange rate with respect to the currency and, if currency exchange rate calculations are involved in the calculation of the closing prices of the Reference Stock(s), could affect the value of the notes.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research

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reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and, if the notes are linked to a Reference Stock that is an ADS, any prospective purchaser of the notes should undertake an independent investigation of the currency in which such ADS is denominated and the related exchange rate as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as calculation agent.

JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Share Price(s), the Strike Price(s), if applicable, the Final Share Price(s), the Stock Return(s), the Stock Performance(s), the Coupon Rate for each Coupon Payment Date, anti-dilution adjustments, and the Coupon Payment, if any, that we will pay you on each Coupon Payment Date and the amount we will pay you at maturity. The calculation agent will also determine among other things:

•	whether a market disruption event has occurred;
•	adjustments to any Share Adjustment Factor and any adjustments as the result of a Reorganization Event;
•	the closing price of a Reference Stock if a Coupon Determination Date is postponed for ten business days due to a market disruption event or if that day is not a trading day;
•	whether to select a Successor Reference Stock and, if applicable, which common stock to select if an ADS serving as a Reference Stock is delisted or is no longer admitted to trading on a U.S. securities exchange or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated; and
•	whether to select a Successor Foreign Reference Stock if a non-U.S. equity security (other than an ADS) serving as the Reference Stock is delisted or is no longer admitted to trading on a securities exchange or if such Reference Stock is nationalized.

In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future. Any such research, opinions or recommendations could affect the value of any relevant Reference Stock, and, therefore, the market value of the notes.

JPMS and its affiliates publish research from time to time on underlying companies, financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and any Reference Stock to which the notes are linked.

You may not receive any Coupon Payments on your notes.

If the relevant terms supplement does not specify a Minimum Coupon Rate, you may receive a Coupon Payment on a Coupon Payment Date only if the Stock Return of at least one Reference Stock on the applicable Coupon Determination Date is greater than 0%. For notes linked to a single Reference Stock, if the Stock Return of the Reference Stock on the applicable Coupon Determination Date is greater than a specified percentage, which we refer to as the Stock Return Threshold, the Coupon Rate will be equal to the Coupon Cap; otherwise, the Coupon Rate will be equal to the Stock Return (which may be 0%) or if the relevant terms supplement specifies a Stock Return Floor, the greater of the Stock Return and the Stock Return Floor. If the Stock Return is less than or equal to 0% on each Coupon

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Determination Date and a Stock Return Floor of greater than 0% is not applicable, no Coupon Payment will be paid over the term of the notes.

If the relevant terms supplement does not specify a Minimum Coupon Rate, for notes linked to a Basket, even if the Stock Return of one or more Reference Stocks on the applicable Coupon Determination Date is greater than zero, you may not receive any Coupon Payment if the Stock Returns of one or more other Reference Stocks on the applicable Coupon Determination Date are less than zero. Because the Stock Returns may be positive, zero or negative, if the Stock Returns of one or more Reference Stocks are less than zero, any negative Stock Return will offset some or all of the positive contribution to the Coupon Rate, if any, from another Reference Stock. Under these circumstances, you may not receive any Coupon Payment on a Coupon Payment Date unless a Minimum Coupon Rate is applicable. In addition, unless a Minimum Coupon Rate is applicable, there will be no Coupon Payment on a Coupon Payment Date if no Stock Return is greater than 0% on the applicable Coupon Determination Date and a Stock Return Floor of greater than 0% is not applicable.

If no Coupon Payment is paid over the term of the notes, you will receive no return on your investment and at maturity you will receive only $1,000 (or $1,000 x (1-Downside Exposure Percentage), if the relevant terms supplement specifies a Downside Exposure Percentage) for each $1,000 principal amount note, unless a Minimum Return applies.

The historical price of each Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the Reference Stock(s) on each Coupon Determination Date.

Your investment in the notes may result in a loss if a Downside Exposure Percentage is applicable.

If the relevant terms supplement specifies that a Downside Exposure Percentage will apply to the notes, your payment at maturity (other than the Minimum Return, if applicable, and the final Coupon Payment, if any) will be an amount that is less than $1,000 for each $1,000 principal amount note. For notes with a Downside Exposure Percentage specified, at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 x (1-Downside Exposure Percentage), plus the Minimum Return, if applicable, plus the final Coupon Payment, if any. If the sum of the Coupon Rates for each Coupon Payment Date is less than the difference between 100% and the Downside Exposure Percentage, you total payment over the term of the notes will be less than $1,000 for each $1,000 principal amount note, unless a Minimum Return applies.

The appreciation potential of the notes will be limited by the Coupon Cap.

The appreciation potential of the notes is limited by the Coupon Cap. For example, if the Coupon Cap equals 12%, the appreciation potential of the notes on each Coupon Determination Date is limited to a return on the notes of 12%. On each Coupon Determination Date, even if one or more of the Stock Returns is greater than 12%, the Coupon Rate will not exceed 12%. If the Stock Return of a Reference Stock on a Coupon Determination Date is greater than the Stock Return Threshold, the Stock Performance is limited to the Coupon Cap, which is a fixed percentage as specified in the relevant terms supplement, even if the actual appreciation of such Reference Stock is greater than such Coupon Cap and the Coupon Rate will not be determined by reference to the actual performance of such Reference Stock. Your return on each Coupon Payment Date will be limited regardless of the actual appreciation of the closing price of the Reference Stock(s), which may be significant. Therefore your return may be less than the return you would have otherwise received if you had invested directly in the Reference Stock(s) or contracts relating to the Reference Stock(s) for which there is an active secondary market. Under these circumstances, your return on each Coupon Payment Date will not reflect any potential increase in the Reference Stock(s) of greater than the Coupon Cap on any Coupon Determination Date.

The Final Share Price for a Reference Stock on a Coupon Determination Date may be less than the Initial Share Price for such Reference Stock than at other times during the term of the notes.

With respect to a Reference Stock, because its Final Share Price on a Coupon Determination Date is calculated based on the closing price of one share of such Reference Stock on such day, the closing price

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of one share of such Reference Stock at various other times during the term of the notes could be higher than the Final Share Price on any Coupon Determination Date. This difference could be particularly large if there is a significant increase in the closing price of such Reference Stock before and/or after any Coupon Determination Date or if there is a significant decrease in the closing price of such Reference Stock around the time of any Coupon Determination Date or if there is significant volatility in the closing price of such Reference Stock during the term of the notes (especially on dates near the Coupon Determination Date(s). For example, if there is a broad-based increase in the closing prices of the Reference Stocks during the initial part of the period between one Coupon Determination Date and the next Coupon Determination Date (the “Determination Period”) or such closing prices remain relatively constant during the initial term of the Determination Period and then decrease below their respective Initial Share Prices, the Final Share Prices may be significantly less than if they were calculated on a date earlier than such Coupon Determination Date. Under these circumstances, you total payment on the notes may be less than you would have received if you had invested directly in the Reference Stock(s) or contracts relating to the Reference Stock(s) for which there is an active secondary market.

The notes are designed to be held to maturity.

The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the closing price of any one or more of the Reference Stocks has appreciated since the date of the issuance of the notes. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

JPMS may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the price of the Reference Stock(s) and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the price of the Reference Stock(s). The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including, but not limited to:

•	the actual and expected frequency and magnitude of changes (i.e. the volatility) in the market prices of the Reference Stock(s);
•	the time to maturity of the notes;
•	the dividend rate paid on the Reference Stock(s) (while not paid to the holders of the notes, dividend payments on the Reference Stock(s) may influence the market prices of the Reference Stock(s) and the market value of options on the Reference Stock(s) and therefore affect the market value of the notes;
•	the occurrence of certain corporate events to the shares of a Reference Stock that may or may not require an adjustment to the applicable Share Adjustment Factor or, in the case of a Reference Stock that is a non-U.S. equity security or an ADS, the selection of a Successor Foreign Reference Stock or a Successor Reference Stock, as applicable;
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•	suspensions or disruptions of market trading in the stock markets of the Reference Stocks;
•	supply and demand for the notes, including inventory positions of JPMS or any other market maker;
•	the correlation (or lack of correlation) of performances of Reference Stocks forming a Basket;
•	interest and yield rates in the market generally as well as in the markets of a Reference Stock;
•	economic, financial, political, regulatory and judicial events that affect the Reference Stock(s) or stock markets generally and which may affect the closing prices of the Reference Stock(s) on any Coupon Determination Date;
•	If a Reference Stock is an ADS, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the applicable Underlying Stock is traded;
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount if the Final Share Price(s) for one or more of the Reference Stock(s) are at or below their respective Initial Share Prices, or have increased above their respective Initial Share Prices by more than the Coupon Cap.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

While the payment at maturity will be based on the applicable principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. An agent’s commission or the estimated cost (see “Use of Proceeds and Hedging”) includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of such compensation or other transaction costs.

If the market value of a Reference Stock changes, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning the Reference Stocks. Accordingly, changes in the market value of a Reference Stock may not result in a comparable change in the market value of the notes. If the closing price of a Reference Stock increases above its Initial Share Price on any Coupon Determination Date, the value of the notes may not increase comparably, if at all. It is also possible for the value of the Reference Stock(s) to increase moderately while the value of the notes declines.

In addition, when the Final Share Price(s) of the Reference Stock(s) increase from their respective Initial Share Prices by more than the Coupon Cap, the market value of the notes will likely decline to reflect, among a number of factors, that your Coupon Payment on such Coupon Payment Date will be less than the return you may otherwise receive with a direct investment in the Reference Stock(s).

You will have no ownership rights in any Reference Stock.

Investing in the notes is not equivalent to investing in the Reference Stock(s) or exchange-traded or over-the-counter instruments based on any Reference Stock. As an investor in the notes, you will not have any ownership interest or rights in the Reference Stock(s), such as voting rights, dividend payments or other distributions. If the notes are linked to ADSs representing non-U.S. equity securities issued through depositary arrangements, you will not have the rights of owners of such ADSs or the applicable Underlying Stock(s).

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Your return on the notes will not reflect dividends or other distributions on any Reference Stock.

Your return on the notes will not reflect the return you would realize if you actually owned the Reference Stock(s) and received the dividends paid on the Reference Stock(s). This is because the calculation agent will calculate the amount payable to you on each Coupon Payment Date by reference to the Final Share Price for the Reference Stock(s) on the applicable Coupon Determination Date. The Final Share Price for the Reference Stock(s) on each Coupon Determination Date reflects the closing price(s) of the Reference Stock(s) without taking into consideration the value of dividends paid on such Reference Stock(s).

Concentration risks may adversely affect the value of the notes.

If the notes are linked to a single Reference Stock, or to a small number of Reference Stocks, that are concentrated in a single or a limited number of industry or commodity sectors or geographical regions, you will not benefit, with respect to the notes, from the advantages of a diversified investment, and will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment. You should be aware that other investments may be more diversified than the notes in terms of the number and variety of industry or commodity sectors or geographical regions.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining any closing price on any Coupon Determination Date, or calculating the amount that we will pay you at maturity or on any Coupon Payment Date. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more Coupon Determination Dates and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.” Moreover, if any Coupon Determination Date is postponed to the last possible day and the closing price of any Reference Stock is not available on that day because of a market disruption event or if such day is not a trading day, the calculation agent will nevertheless determine the closing price of that Reference Stock on such last possible day. See “Description of Notes — Postponement of a Coupon Determination Date” for more information.

Historical performance of any Reference Stock should not be taken as an indication of the future performance of such Reference Stock during the terms of the notes.

The actual performance of any Reference Stock over the term of the notes, as well as the amount payable at maturity or on any Coupon Payment Date may bear little relation to the historical performance of that Reference Stock. The value of any Reference Stock will be determined by the trading prices of the relevant Reference Stock. As a result, it is impossible to predict whether the value of any Reference Stock will rise or fall.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any of those notes in the secondary market may be limited.

Risks Related to a Basket

The Reference Stocks may not be equally weighted.

If so specified in the relevant terms supplement, each Reference Stock may have a different weight in determining the value of the Basket, depending on the Stock Weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Basket is composed of

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three Reference Stocks (Reference Stock A, Reference Stock B and Reference Stock C), and that their Stock Weightings are 20%, 30% and 50%, respectively. One consequence of such an unequal weighting is that the same percentage change in two of the Reference Stocks may have different effects on the Coupon Rate on each Coupon Payment Date. In the example above, since the Stock Weighting for the Reference Stock B is greater than the Stock Weighting for Reference Stock A, a 5% decrease in Reference Stock B will have a greater effect on the on the Coupon Payment on each Coupon Payment Date than a 5% decrease in the Reference Stock A.

The weight of each Reference Stock may be determined on a date other than the pricing date.

If so specified in the relevant terms supplement, the weight of each Reference Stock in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that, with respect to any Coupon Payment Date, the weights of the Reference Stocks in the Basket will be determined based on the relative magnitude of the Stock Return of each Reference Stock on each Coupon Determination Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Reference Stock until a date later than the pricing date, and you may not know the weight assigned to each Reference Stock in the Basket prior to the any applicable Coupon Determination Date.

Changes in the closing prices of the Reference Stocks may offset each other.

The Basket will be composed of two or more Reference Stocks. Price movements in the Reference Stocks may change such that the Stock Returns for the Reference Stocks on any Coupon Determination Date may not correlate with each other. At a time when the closing price(s) of one or more of the Reference Stocks increases, the closing prices of the other Reference Stocks may not increase as much or may even decline in value. Therefore, in calculating the Coupon Rate for any Coupon Payment Date, any positive contribution from a Reference Stock with a Stock Return that is greater than the Stock Return Threshold may be moderated, or more than offset, by declines in the closing price(s) of the other Reference Stock(s), particularly if the Reference Stock(s) that appreciate are of a relatively low weight in the Basket. There can be no assurance that the Stock Return for any Reference Stock included in the Basket will be greater than the Stock Return Threshold.

Correlation (or lack of correlation) of performances among the Reference Stocks may reduce the performance of the notes.

Performances among the Reference Stocks may become highly correlated from time to time during the term of the notes, including, but not limited to, a period in which there is a substantial decline in the primary securities markets for the Reference Stocks. High correlation during periods of negative returns among the Reference Stocks could cause the Coupon Payments to be zero (unless the relevant terms supplement specifies a Minimum Coupon Rate) and reduce the value of the notes. In addition, the performance of the Reference Stocks may not be correlated and, accordingly, your investment in the notes may only produce a positive return if there is a broad based rise in each of the industries (or the industry if the Reference Stocks are related to a single industry) represented by the Reference Stocks.

Risks Relating to a Reference Stock

We have no affiliation with the issuer of any Reference Stock.

Unless otherwise specified in the relevant terms supplement, the issuer of each Reference Stock is not an affiliate of ours and will not be involved in any of our offerings of notes pursuant to this product supplement in any way. Consequently, we have no control over the actions of the issuer of any Reference Stock, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. No Reference Stock issuer will have any obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuer of any Reference Stock.

In addition, unless otherwise specified in the relevant terms supplement, as we will not be affiliated with the issuer(s) of the Reference Stock(s), we do not assume any responsibility for the adequacy of the information about the Reference Stock(s) or their issuer(s) contained in this product supplement, any terms supplement or in any of the Reference Stock issuer(s)’ publicly available filings. We are not

14

responsible for such issuer(s)’ public disclosure of information on themselves or the Reference Stock(s), whether contained in Securities and Exchange Commission, which we refer to as the SEC, filings or otherwise. As an investor in the notes, you should make your own investigation into the Reference Stock(s).

We or one of our affiliates may serve as the depositary for the American Depositary Shares representing the common stock of the issuer.

We or one of our affiliates may serve as depositary for some foreign companies that issue ADSs. If a Reference Stock is an ADS, and we or one of our affiliates serves as depositary for such ADSs, our or such affiliates’ interests, as depositary for the ADSs, may be adverse to your interests as a holder of the notes.

If a Reference Stock is an ADS, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a note that is linked, in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, each representing an Underlying Stock that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from the applicable Underlying Stock(s). In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the applicable Underlying Stock on non-U.S. securities markets and, as a result, may affect the market price of the applicable ADS, which may consequently affect the value of the notes.

We have no control over exchange rates.

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a note that is linked , in whole or in part, to the ADSs of one or more foreign issuers, which are quoted and traded in U.S. dollars, representing an Underlying Stock that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

If a Reference Stock is a non-U.S. equity security, the Stock Return for that Reference Stock will not be adjusted for changes in exchange rates that might affect that Reference Stock.

The notes are denominated in U.S. dollars, and the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and the foreign currency in which a non-U.S. equity security serving as a Reference Stock is denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the applicable Stock Return. The amount we pay in respect of the notes will be determined solely in accordance with the procedures described herein and in the applicable terms supplement.

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If a Reference Stock is an ADS, an investment in the notes is subject to risks associated with non-U.S. securities markets.

An investment in the notes linked, in whole or in part, to the value of a non-U.S. equity security or the value of the ADSs of one or more foreign issuers representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of these countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. These countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments that may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for notes linked, in whole or in part, to the common stock or ADSs of one or more emerging markets issuers.

Some or all of these factors may influence the price of the non-U.S. equity security or ADSs. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the non-U.S. equity security or ADSs based on their historical performance. The value of the non-U.S. equity securities or ADSs may decrease such that you may not receive any return of your investment.

There are important differences between the rights of holders of ADSs and the rights of holders of the common stock of the foreign company.

If your note is linked, in whole or in part, to the performance of the ADSs of one or more foreign issuers, you should be aware that your note is linked, in whole or in part, to the prices of the ADSs and not to the applicable Underlying Stock(s), and there exist important differences between the rights of holders of ADSs and the Underlying Stock(s). Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of common stock of a foreign issuer. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the applicable Underlying Stock may be significant and may materially and adversely affect the value of the notes.

In some circumstances, your payment on the notes may be based on the common stock (or ADS, as applicable) of one or more companies that are not the applicable Reference Stock(s).

Following certain corporate events relating to a Reference Stock where its issuer is not the surviving entity, a portion of the amount you receive at maturity may be based on the common stock of a successor to that Reference Stock issuer or any cash or any other assets distributed to holders of that Reference Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific

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corporate events that can lead to these adjustments and the procedures for selecting Exchange Property (as described below) in the section of this product supplement called “General Terms of Notes — Additional Reference Stock Provisions — B. Reorganization Events.”

In addition, following the delisting or discontinuation of trading of a non-U.S. equity security serving as the Reference Stock or the nationalization of the issuer of a non-U.S. equity security serving as the Reference Stock, the calculation agent will have the option to replace the Reference Stock with the common stock of a company organized in, or with its principal executive office located in, the country in which the issuer of the Reference Stock is organized, or has its principal executive office, selected from among the common stocks of three companies with the three largest market capitalizations with the same industry as the issuer of the Reference Stock that also have an equity security that is listed and traded on a national securities exchange in the United States. In the event of any such event, you will become subject to the closing price risk of the Successor Foreign Reference Stock. We describe the procedures for selecting another Reference Stock and Reference Stock issuer in the section of this product supplement entitled “General Terms of Notes — Additional Reference Stock Provisions — C. Delisting of a Reference Stock or Nationalization of a Reference Stock Issuer.” You should read the section of this product supplement called “General Terms of Notes — Additional Reference Stock Provisions — C. Delisting of a Reference Stock or Nationalization of a Reference Stock Issuer” for more information. Replacing the original non-U.S. equity security serving as the Reference Stock with another equity security may materially and adversely affect the value of the notes.

Furthermore, for notes linked to the performance of one or more ADSs, if that ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer and the ADS depositary is terminated for any reason, the calculation agent will have the option to either (a), (i) replace that ADS with the ADS of a company selected from among the ADSs of three companies organized in, or with its principal executive office located in, the country in which the issuer of that original ADS is organized, or has its principal executive office, and that are then registered to trade on the New York Stock Exchange (the “NYSE”) or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as that original ADS that, in the sole discretion of the calculation agent, is the most comparable to that original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility or (ii) in certain circumstances, replace that ADS with the ADS of a company that is organized in, or with its principal executive office located in, the country in which the issuer of the original ADS is organized, or has its principal executive office and that are then registered to trade on the NYSE or The NASDAQ Stock Market that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility and that is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the original ADS or (iii) in certain circumstances, replace that ADS with the common stock of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as the original ADS that, in the sole discretion of the calculation agent, is the most comparable to the original ADS, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility or (b) deem the applicable Underlying Stock to be that Reference Stock. You should read the section of this product supplement called “General Terms of Notes — Additional Reference Stock Provisions — D. Delisting of ADSs or Termination of ADS Facility” for more information. Replacing the original ADS serving as a Reference Stock with another ADS may materially and adversely affect the value of the notes.

Anti-dilution protection is limited.

The calculation agent will make adjustments to the Share Adjustment Factor for each Reference Stock, which will be set initially at 1.0, for certain adjustment events (as defined below) affecting that Reference Stock, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of a Reference Stock or another party makes a partial tender or partial exchange offer for a Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. You should also be aware

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that the calculation agent may make adjustments in response to events that are not described in this product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so. With respect to the issuance of transferrable rights or warrants, the calculation agent may also make adjustments in a manner that differs from what is described in this product supplement in good faith to ensure an equitable result. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the notes in making these determinations. See “General Terms of Notes — Additional Reference Stock Provisions — A. Anti-Dilution Adjustments” for further information.

We may exercise any and all rights we may have as a lender to or a security holder of the issuer of a Reference Stock.

If we or any of our affiliates are lenders to, or hold securities of, the issuer of a Reference Stock, we will have the right, but not the obligation, to exercise or refrain from exercising our rights as a lender to, or holder of securities of such issuer. Any exercise of our rights as a lender or holder of securities of the issuer of a Reference Stock, or our refraining from such exercise, will be made without regard to your interests and could affect the value of the notes.

We cannot assure you that the public information provided on the issuer of a Reference Stock is accurate or complete.

All disclosures contained in the relevant terms supplement regarding the issuer(s) of the Reference Stock(s) will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to the issuer(s) of the Reference Stock(s) in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer(s) of the Reference Stock(s) are accurate or complete, and are not responsible for public disclosure of information by the issuer(s) of the Reference Stock(s), whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement, including events that would affect the accuracy or completeness of the public filings of the issuer(s) of the Reference Stock(s) or the value of the Reference Stock(s) (and therefore the Final Share Price(s)), will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer(s) of the Reference Stock(s) could affect the amount, if any you will receive on any Coupon Payment Date and, therefore, the trading prices of the notes. Any prospective purchaser of the notes should undertake an independent investigation of the issuer(s) of the Reference Stock(s) as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Notes that do not provide for a Downside Exposure Percentage and the term of which is not more than one year will be treated as short-term debt instruments for U.S. federal income tax purposes.

If the term of the notes that provide for full repayment of their principal amount at, or prior to, maturity is not more than one year (including either the issue date or the last possible date that the notes could be outstanding, but not both), such notes will be treated as “short-term” debt instruments for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of such notes or instruments similar to such notes for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service (the “IRS”) with respect to such notes. As a result, certain aspects of the tax treatment of an investment in such notes are uncertain. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this disclosure statement and consult your tax adviser regarding your particular circumstances.

The tax treatment of notes that do not provide for a Downside Exposure Percentage and the term of which is more than one year is expected to be unclear.

Tax counsel may provide some level of comfort as to whether notes that provide for full repayment of their principal amount at, or prior to, maturity and that have a term (including either the issue date or the last possible date that such notes could be outstanding, but not both) of more than one year will be treated as “contingent payment debt instruments” or alternatively as “variable rate debt instruments,” or we may simply determine to treat such notes as either contingent payment debt instruments or

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variable rate debt instruments, depending on the terms of a particular offering. In any case, however, we expect that there will be some risk that the IRS could determine that our treatment of such notes was incorrect. Any such determination could have adverse U.S. federal income tax consequences for you. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this disclosure statement and consult your tax adviser regarding your particular circumstances.

The tax consequences of an investment in notes that provide for Downside Percentage Exposure are uncertain.

The tax consequences of an investment in notes that do not provide for the full repayment of their principal amount at, or prior to, maturity (i.e., that provide for Downside Percentage Exposure), as specified in the relevant terms supplement, are uncertain, both as to the timing and character of any inclusion in income in respect of such notes.

The IRS announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as a note that provides for Downside Percentage Exposure, and any such guidance could adversely affect the value and the tax treatment of such notes. Among other things, the IRS may decide to require the holders of such notes to accrue ordinary income on a current basis and recognize ordinary income on payment at, or prior to, maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as notes that provide for Downside Percentage Exposure after the bill was enacted to accrue interest income over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes. We describe these developments in more detail under “Material U.S. Federal Income Tax Consequences – Tax Consequences to U.S. Holders – Notes Treated as Income-Bearing Pre-Paid Derivative Contracts – Change in Law” below. You should consult your own tax advisor about this matter. Except to the extent otherwise provided by law, and unless otherwise provided in the applicable terms supplement, we intend to continue treating notes that provide for Downside Percentage Exposure for U.S. federal income tax purposes in accordance with the treatment described under “—Notes Treated as Income-Bearing Pre-Paid Derivative Contracts” below unless and until such time as Congress, the Treasury Department or the IRS determine that some other treatment is more appropriate. Please also consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning notes that provide for Downside Percentage Exposure in your particular circumstances.

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USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

If so specified in the relevant terms supplement, each agent’s commission will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. If the relevant terms supplement does not specify that such projected profit is included in each agent’s commission, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. Under these circumstances, the estimated cost of hedging will include the projected profit, which will not exceed $50.00 per $1,000 principal amount note. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the notes. In addition, from time to time after we issue the notes, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we have entered into, in connection with the notes and possibly in connection with our or our affiliates’ exposure to one or more Reference Stocks. To accomplish this, we, through our affiliates or others, may take positions in one or more Reference Stocks, or instruments the value of which is derived from one or more Reference Stocks. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the instruments described above.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Initial Share Price of any Reference Stock on the pricing date and/or decrease the closing price of any Reference Stock on any other Coupon Determination Date, which could adversely affect your payment at maturity or the amount of interest you may receive over the term of the notes. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines. See “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to one or more Reference Stocks. No note holder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

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THE REFERENCE STOCK(S)

In the relevant terms supplement, we will provide summary information regarding the business of the issuer of each Reference Stock based on its publicly available documents. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuer of each Reference Stock may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant terms supplement relate only to the notes offered thereby and do not relate to the Reference Stock(s) or other securities of the issuers of the Reference Stock(s). We will derive any and all disclosures contained in the relevant terms supplement regarding the issuer(s) of the Reference Stock(s) from the publicly available documents described above. In connection with the offering of the notes, we have not participated, and will not participate, in the preparation of such documents or made any due diligence inquiry with respect to the issuer(s) of the Reference Stock(s). We do not make any representation that such publicly available documents are, or any other publicly available information regarding the issuer(s) of the Reference Stock(s) is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of the Reference Stock(s) (and therefore the Final Share Price(s)) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer(s) of the Reference Stock(s) could affect the payment at maturity with respect to the notes and therefore the trading prices of the note.

Conflicts of Interest

See the relevant terms supplement and “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities” for information about economic interests with respect to any Reference Stock that we or our affiliates make may have that are adverse to your interests.

Historical Performance of the Reference Stock(s)

We will provide historical price information on the Reference Stock(s) in the relevant terms supplement. You should not take any such historical prices as an indication of future performance. Neither we nor any of our affiliates makes any representation to you as to the performance of any Reference Stock.

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General Terms of Notes

Calculation Agent

JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Initial Share Price(s), the Strike Price(s), if applicable, the Final Share Price(s), the Stock Return(s), the Stock Performance(s), the Coupon Rate for each Coupon Payment Date, anti-dilution adjustments, and the Coupon Payment, if any, that we will pay you on each Coupon Payment Date and the amount we will pay you at maturity. The calculation agent will also determine among other things:

•	whether a market disruption event has occurred;
•	adjustments to any Share Adjustment Factor and any adjustments as the result of a Reorganization Event;
•	the closing price of a Reference Stock if a Coupon Determination Date is postponed for ten business days due to a market disruption event or if that day is not a trading day;
•	whether to select a Successor Reference Stock and, if applicable, which common stock to select if an ADS serving as a Reference Stock is delisted or is no longer admitted to trading on a U.S. securities exchange or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated; and
•	whether to select a Successor Foreign Reference Stock if a non-U.S. equity security (other than an ADS) serving as the Reference Stock is delisted or is no longer admitted to trading on a securities exchange or if such Reference Stock is nationalized.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and on each Coupon Payment Date on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date and such Coupon Payment Date, as applicable.

All calculations with respect to the Initial Share Price(s), Strike Price(s), if applicable, Final Share Price(s), Stock Return(s), Stock Performance(s) and Coupon Rates will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note on a Coupon Payment Date, if any, or at maturity will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., ..76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from calculating the closing price of a Reference Stock on any Coupon Determination Date, and consequently, the Stock Return for purposes of calculating the Coupon Payment, if any, that we will pay you on each Coupon Payment Date and at maturity. These events may include disruptions or suspensions of trading on the markets as a whole.

With respect to a Reference Stock (or any security for which a closing price must be determined), a “market disruption event” unless otherwise specified in the relevant terms supplement, means:

•	the occurrence or existence of a suspension, absence or material limitation of trading of that Reference Stock (or that security) on the relevant exchange for that Reference Stock (or that security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on that relevant exchange;
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•	a breakdown or failure in the price and trade reporting systems of the relevant exchange for that Reference Stock (or that security) as a result of which the reported trading prices for that Reference Stock (or that security) during the one-half hour preceding the close of the principal trading session on that relevant exchange are materially inaccurate;
•	the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to that Reference Stock (or that security), if available, during the one-half hour period preceding the close of the principal trading session in that exchange or market; or
•	a decision to permanently discontinue trading in those related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and

•	a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a market disruption event with respect to a Reference Stock (or any security for which a closing price must be determined) has occurred, unless otherwise specified in the relevant terms supplement:

•	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to that Reference Stock (or that security);
•	limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;
•	a suspension of trading in futures or options contracts on that Reference Stock (or that security) by the primary exchange or market for trading in those contracts, if available, by reason of:
•	a price change exceeding limits set by that exchange or market,
•	an imbalance of orders relating to those contracts or
•	a disparity in bid and ask quotes relating to those contracts will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to that Reference Stock (or that security); and

•	a “suspension, absence or material limitation of trading” on the relevant exchange or on the primary exchange or market on which futures or options contracts related to that Reference Stock (or that security) are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

Additional Reference Stock Provisions

A. Anti-Dilution Adjustments

The Share Adjustment Factor for each Reference Stock is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

Unless otherwise specified below, no adjustments to the Share Adjustment Factor for a Reference Stock will be required unless such Share Adjustment Factor adjustment would require a change of at least 0.1% in the applicable Share Adjustment Factor then in effect. A Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required

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to make any adjustments to the Share Adjustment Factor for a Reference Stock after the close of business on the business day immediately preceding the maturity date.

No adjustments to the Share Adjustment Factor for any Reference Stock will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of one share of a Reference Stock on any relevant day during the term of the notes. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of a Reference Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for that Reference Stock by the issuer of that Reference Stock or any third party.

If an event other than those described below occurs with respect to a Reference Stock and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of that Reference Stock, the calculation agent may calculate the corresponding adjustment or series of adjustments to the applicable Share Adjustment Factor as the calculation agent determines in good faith to be appropriate to account for that diluting or concentrative effect. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or our decision not to make any such adjustment.

For purposes of these adjustments, except as noted below, if an ADS is serving as a Reference Stock, all adjustments to the Share Adjustment Factor for such Reference Stock will be made as if the applicable Underlying Stock is serving as such Reference Stock. Therefore, for example, if the applicable Underlying Stock is subject to a two-for-one stock split and assuming the Share Adjustment Factor for such Reference Stock is equal to one, the Share Adjustment Factor for such Reference Stock would be adjusted to equal to two. If a Reference Stock is an ADS, the term “dividend” used in this section, with respect to such Reference Stock, will mean, unless we specify otherwise in the relevant terms supplement, the dividend paid by the issuer of the applicable Underlying Stock, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as a Reference Stock, no adjustment to the applicable ADS price or the applicable Share Adjustment Factor, including those described below, will be made if (1) holders of such ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for such ADSs has adjusted the number of shares of the applicable Underlying Stock represented by each such ADS so that such ADS price would not be affected by the corporate event in question. However, to the extent that the number of shares of the applicable Underlying Stock represented by each such ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

JPMS, as calculation agent, will be solely responsible for the determination and calculation of any adjustments to the Share Adjustment Factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section and its determinations and calculations will be conclusive absent manifest error.

The calculation agent will provide information as to any adjustments to the Share Adjustment Factor for a Reference Stock as described below upon written request by any investor in the notes.

With respect to a Reference Stock, anti-dilution adjustments will be calculated as follows:

Stock Splits and Reverse Stock Splits

If a Reference Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Share Adjustment Factor relating to such Reference Stock will be adjusted so that the new Share Adjustment Factor will equal the product of:

•	the prior Share Adjustment Factor for such Reference Stock, and
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•	the number of shares that a holder of one share of such Reference Stock before the effective date of that stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends or Distributions

If a Reference Stock is subject to a (i) stock dividend, i.e., an issuance of additional shares of such Reference Stock, that is given ratably to all or substantially all holders of shares of such Reference Stock, or (ii) distribution of shares of such Reference Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Reference Stock, then, once the dividend or distribution has become effective and the shares of such Reference Stock are trading ex-dividend, the Share Adjustment Factor for such Reference Stock will be adjusted so that the new Share Adjustment Factor for such Reference Stock will equal the prior Share Adjustment Factor for such Reference Stock plus the product of:

•	the prior Share Adjustment Factor for such Reference Stock, and
•	the number of additional shares issued in the stock dividend or distribution with respect to one share of such Reference Stock.

Non-Cash Dividends or Distributions

If the issuer of a Reference Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of such Reference Stock to all or substantially all holders of shares of such Reference Stock (other than (i) dividends, distributions, rights or warrants referred to under “— Stock Splits and Reverse Stock Splits” or “— Stock Dividends or Distributions” above or “— Issuance of Transferable Rights or Warrants” below and (ii) cash dividends or distributions referred to under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of such Reference Stock are trading ex-dividend, the Share Adjustment Factor for such Reference Stock will be adjusted so that the new Share Adjustment Factor for such Reference Stock will equal the product of:

•	the prior Share Adjustment Factor for such Reference Stock, and
•	a fraction, the numerator of which is the Current Market Price of such Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Reference Stock means the closing price of one share of such Reference Stock on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the Share Adjustment Factor for such Reference Stock.

With respect to a Reference Stock, the “Fair Market Value” of any distribution means the value of that distribution on the ex-dividend date for that distribution, as determined by the calculation agent. If that distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if the applicable Reference Stock is a non-U.S. equity security or an ADS and that distribution consists of property traded on the ex-dividend date on a non-U.S. securities exchange or market, the Fair Market Value will equal the closing price of the distributed property on that ex-dividend date, as determined by the calculation agent.

The “ex-dividend date,” with respect to a dividend or other distribution for a Reference Stock, means the first trading day on which transactions in the shares of the Reference Stock trade on the relevant exchange without the right to receive that dividend or other distribution.

Notwithstanding the foregoing, a distribution on a Reference Stock described in clause (a), (d) or (e) of the section entitled “— Reorganization Events” below that also would require an adjustment under this section will not cause an adjustment to the Share Adjustment Factor of such Reference Stock and will only be treated as a Reorganization Event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization Events.” A distribution on a Reference Stock described in the section entitled “— Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section will cause an adjustment only pursuant to the section entitled “— Issuance of Transferable Rights or Warrants.”

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Cash Dividends or Distributions

If the issuer of a Reference Stock pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of shares of such Reference Stock during any quarterly fiscal period during the term of the notes, in an aggregate amount that, together with other such cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Share Adjustment Factor for such Reference Stock has not previously been made under this “— Cash Dividends or Distributions” section, exceeds the Dividend Threshold for such Reference Stock, then, once the dividend or distribution has become effective and the shares of such Reference Stock are trading ex-dividend, the Share Adjustment Factor for such Reference Stock will be adjusted so that the new Share Adjustment Factor for such Reference Stock will equal the product of:

•	the prior Share Adjustment Factor for such Reference Stock, and
•	a fraction, the numerator of which is the Current Market Price of one share of that Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share the issuer of such Reference Stock distributed in that cash dividend or distribution together with any cash dividends or distributions made previously during such quarterly fiscal period with respect to which an adjustment to the Share Adjustment Factor for such Reference Stock has not previously been made under this “— Cash Dividends or Distributions” section to holders of shares of such Reference Stock in excess of the Dividend Threshold for such Reference Stock.

For the avoidance of doubt, the Share Adjustment Factor for a Reference Stock may be adjusted more than once in any particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock. If the Share Adjustment Factor for such Reference Stock has been previously adjusted in a particular quarterly fiscal period because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock, subsequent adjustments will be made if the issuer of such Reference Stock pays cash dividends or makes other distributions during such quarterly fiscal period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the Share Adjustment Factor for such Reference Stock (because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock) exceeds the Dividend Threshold for such Reference Stock. Such subsequent adjustments to the Share Adjustment Factor for such Reference Stock will only take into account the cash dividends or distributions during such quarterly fiscal period made since the last adjustment to the Share Adjustment Factor for such Reference Stock because of cash dividends or distributions that exceed the Dividend Threshold for such Reference Stock.

The “Dividend Threshold,” with respect to a Reference Stock, is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding quarterly fiscal period, if any, per share of such Reference Stock plus (y) 10% of the closing price of one share of such Reference Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

Issuance of Transferable Rights or Warrants

Except as provided below, if the issuer of a Reference Stock issues transferable rights or warrants to all holders of shares of that Reference Stock to subscribe for or purchase that Reference Stock, including new or existing rights to purchase that Reference Stock at an exercise price per share less than the closing price of one share of that Reference Stock on (a) the date the exercise price of those rights or warrants is determined and (b) the ex-dividend date, then the applicable Share Adjustment Factor will be adjusted on the ex-dividend date for that issuance so that the new Share Adjustment Factor will equal the prior Share Adjustment Factor for that Reference Stock plus the product of:

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• the prior Share Adjustment Factor for that Reference Stock, and

• the number of shares of that Reference Stock that can be purchased with the cash value of those warrants or rights distributed on one share of that Reference Stock.

The number of shares that can be purchased will be based on a value of the Reference Stock equal to the closing price of one share of the applicable Reference Stock on the trading day immediately preceding the ex-dividend date for that issuance minus the cash value of the warrants or rights.

The cash value of the warrants or rights will equal the closing price of one share of the applicable Reference Stock on the ex-dividend date minus the exercise price per share of those rights or warrants.

“Ex-dividend date,” with respect to a transferable right or warrant, means the first trading day on which transactions in the shares of that Reference Stock trade on the relevant exchange without the right to receive that transferable right or warrant.

Notwithstanding the foregoing, if the calculation agent determines in good faith that the adjustments in response to the issuance of transferable rights or warrants described above do not achieve an equitable result, the calculation agent in good faith may make adjustments or a series of adjustments that differ from, or that are in addition to, those described above with a view to offsetting, to the extent practical, any change in your economic position as a holder of the notes that results solely from the applicable event. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the applicable Reference Stock. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or our decision not to make any such adjustment.

B. Reorganization Events

If, prior to the maturity date,

(a) there occurs any reclassification or change of a Reference Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of a Reference Stock;

(b) the issuer of a Reference Stock, or any surviving entity or subsequent surviving entity of the issuer of a Reference Stock (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity;

(c) any statutory exchange of securities of the issuer of a Reference Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above;

(d) the issuer of a Reference Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(e) the issuer of a Reference Stock issues to all of its shareholders equity securities of an issuer other than the issuer of that Reference Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-Off Event”); or

(f) a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of a Reference Stock and is consummated and completed in full for all or substantially all of those shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then the Initial Stock Price (or Stock Strike Price, if applicable), the closing price and, if applicable, the trading price of that Reference Stock from and including the effective date for that Reorganization Event will be adjusted as set forth below.

If a reorganization event other than those described above occurs with respect to a Reference Stock, the calculation agent may calculate the corresponding adjustment or series of adjustments to the Initial Stock Price (or Stock Strike Price, if applicable), the closing price and the trading price of that Reference Stock as the calculation agent determines in good faith to be appropriate to account for that

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reorganization event. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or our decision not to make any such adjustment.

If a Reorganization Event with respect to a Reference Stock occurs, the calculation agent will be solely responsible for the determination of any Exchange Property, the value of any Exchange Property and the effect of the Reorganization Event on the Initial Stock Price (or Stock Strike Price, if applicable), the closing price and, if applicable, the trading price of that Reference Stock, and its determinations and calculations will be conclusive absent manifest error.

The calculation agent will provide information as to any adjustments to the Initial Stock Price (or Stock Strike Price, if applicable) for a Reference Stock resulting from a Reorganization Event upon written request by any investor in the notes.

The Exchange Property

“Exchange Property,” with respect to a Reference Stock that is subject to a Reorganization Event, will consist of any Reference Stock that continue to be held by the holders of that Reference Stock, and any securities, cash or any other assets distributed to the holders of that Reference Stock with respect to one share of that Reference Stock, in or as a result of, the Reorganization Event. No interest will accrue on any Exchange Property.

In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to the Exchange Property (in an amount determined on the basis of the rate of exchange in that tender or exchange offer or going-private transaction). In the event of a tender or exchange offer, a merger, combination or consolidation or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

With respect to any portion of the Exchange Property that consists of property other than Exchange Traded Securities or cash (such property, “Liquidation Property”), that portion of the Exchange Property will be deemed instead to consist of an amount of cash equal to the market value of the Liquidation Property, as determined by the calculation agent in its sole discretion, on the date the issuer of that Reference Stock distributed all the Liquidation Property.

“Exchange Traded Securities” means securities (including, without limitation, securities of the issuer of the applicable Reference Stock or securities of foreign issuers represented by American depositary receipts) traded on the NYSE, the NYSE Amex LLC or The NASDAQ Stock Market.

The Closing Price and Trading Price of the Exchange Property

On any relevant day, the “closing price” or the “trading price” of the Exchange Property means the sum of:

(a) the product of:

(i) the closing price or trading price, respectively, of one share of any Exchange Traded Securities composing the Exchange Property on that day; and

(ii) the quantity of applicable Exchange Traded Securities received for each share of the applicable Reference Stock; and

(b) the aggregate cash amount of any Exchange Property (other than Exchange Traded Securities), including the aggregate cash amount resulting from the valuation of the Liquidation Property as described above.

Adjustment to the Initial Stock Price (or Stock Strike Price, if applicable) of the applicable Reference Stock

If a Reorganization Event with respect to a Reference Stock occurs, then, for purposes of any determination with respect to that Reference Stock on or after the effective date of that Reorganization

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Event, the Initial Stock Price (or Stock Strike Price, if applicable) of that Reference Stock will equal the Initial Stock Price (or Stock Strike Price, if applicable) of that Reference Stock as of the trading day immediately preceding that effective date, subject to adjustment as described below:

(a) with respect to each Exchange Traded Security composing the Exchange Property, the portion of the Initial Stock Price (or Stock Strike Price, if applicable) equal to the Initial Stock Price (or Stock Strike Price, if applicable), multiplied by:

(i) the closing price of one share of that Exchange Traded Security on the effective date of that Reorganization Event multiplied by the quantity of applicable Exchange Traded Security received for each share of the applicable Reference Stock, divided by

(ii) the closing price of the Exchange Property on the effective date of that Reorganization Event,

will be subject to the anti-dilution adjustments set forth in this product supplement with respect to that Exchange Traded Security and the share adjustment factor with respect to that portion of the Initial Stock Price (or Stock Strike Price, if applicable) will be set equal to 1.0 as of that effective date; and

(b) no further adjustments as a result of anti-dilution adjustments of the type set forth in this product supplement will be made to the remaining portion of the Initial Stock Price (or Stock Strike Price, if applicable).

Adjustment to the Trading Price and Closing Price of the applicable Reference Stock

If a Reorganization Event with respect to a Reference Stock occurs, then, for purposes of any determination with respect to that Reference Stock on or after the effective date of that Reorganization Event:

(a) the closing price of that Reference Stock on any relevant day will equal the closing price of the Exchange Property on that day; and

(b) the trading price of that Reference Stock at any time on any relevant day will equal the trading price of the Exchange Property at that time on that day.

C. Delisting of a Reference Stock or Nationalization of a Reference Stock Issuer

If a non-U.S. equity security serving as a Reference Stock (an “Original Foreign Reference Stock”) is no longer listed or admitted to trading on a securities exchange (a “Delisting Event”) or if the issuer of a non-U.S. equity security serving as a Reference Stock is nationalized (a “Nationalization Event”), the calculation agent, in its sole discretion without consideration for the interests of investors, will either (A) select a Successor Foreign Reference Stock (as defined below) to that non-U.S. equity security after the close of the principal trading session on the trading day immediately prior to the effective date of the Delisting Event or Nationalization Event, as applicable (the effective date of the Delisting Event or Nationalization Event, as applicable, the “Change Date”), in accordance with the following paragraphs (each successor stock as so selected, a “Successor Foreign Reference Stock” and each issuer of that Successor Foreign Reference Stock, a “Successor Foreign Reference Stock Issuer”) or (B) on and after the Change Date, (i) deem the closing price of that Original Foreign Reference Stock on the trading day immediately prior to the Change Date to be the closing price and the trading price of that Original Foreign Reference Stock on each day and (ii) deem the Share Adjustment Factor of that Original Foreign Reference Stock on the trading day immediately prior to the Change Date to be Share Adjustment Factor of that Original Foreign Reference Stock on each day.

Upon the selection of any Successor Foreign Reference Stock by the calculation agent pursuant to clause (A) of the preceding paragraph, on and after the Change Date, references in this product supplement or the relevant terms supplement to the applicable “Reference Stock” will no longer be deemed to refer to the Original Foreign Reference Stock and will be deemed instead to refer to that Successor Foreign Reference Stock for all purposes, and references in this product supplement or the relevant terms supplement to “issuer” of the Original Foreign Reference Stock will be deemed to be to the applicable Successor Foreign Reference Stock Issuer. Upon the selection of any Successor Foreign Reference Stock by the calculation agent pursuant to clause (A) of the preceding paragraph, on and after the Change Date, (i) the Initial Stock Price (or Stock Strike Price, if applicable) for that Successor Foreign

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Reference Stock will be equal to the Initial Stock Price (or Stock Strike Price, if applicable) of the Original Foreign Reference Stock as of the trading day immediately preceding the Change Date, divided by the Share Adjustment Factor for that Successor Foreign Reference Stock and (ii) the Share Adjustment Factor for that Successor Foreign Reference Stock will be an amount as determined by the calculation agent in good faith as of the Change Date, taking into account, among other things, the closing price of the Original Foreign Reference Stock on the trading day immediately preceding the Change Date, subject to adjustment for certain corporate events related to that Successor Foreign Reference Stock in accordance with “— A. Anti-Dilution Adjustments.”

The “Successor Foreign Reference Stock” with respect to the Reference Stock will be the common stock of a company organized in, or with its principal executive office located in, the country in which the issuer of the Original Foreign Reference Stock is organized, or has its principal executive office, selected by the calculation agent from among the common stocks of three companies then listed on a securities exchange that are not the Reference Stock, with the three largest market capitalizations within the same industry as the issuer of the Original Foreign Reference Stock that also have an equity security that is listed and traded on a national securities exchange in the United States that, in the sole discretion of the calculation agent, is the most comparable to the Original Foreign Reference Stock (prior to the Change Date), taking into account such factors as the calculation agent deems relevant, including, without limitation, dividend history and stock price volatility; provided, however, that a Successor Foreign Reference Stock will not be any stock that is subject to a trading restriction under the trading restriction policies of JPMorgan Chase & Co. or any of its affiliates that would materially limit the ability of JPMorgan Chase & Co. or any of its affiliates to hedge the notes with respect to that stock.

Following a Delisting Event or Nationalization Event, as applicable, in which a Successor Foreign Reference Stock is selected, the Share Adjustment Factor of the Successor Foreign Reference Stock will be subject to adjustment as described above under “— A. Anti-Dilution Adjustments.”

The calculation agent will provide information as to any Successor Foreign Reference Stock (including its Initial Stock Price (or Stock Strike Price, if applicable)) upon written request by any investor in the notes.

D. Delisting of ADSs or Termination of ADS Facility

If an ADS serving as a Reference Stock (an “Original Reference Stock”) is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable Underlying Stock and the ADS depositary is terminated for any reason, then, on and after the date that ADS is no longer so listed or admitted to trading or the date of that termination, as applicable (the “ADS Change Date”), the calculation agent, in its sole discretion without consideration for the interests of investors, will either (A) select a Successor Reference Stock (as defined below) to that ADS after the close of the principal trading session on the trading day immediately prior to the ADS Change Date in accordance with the following paragraphs (each successor stock as so selected, a “Successor Reference Stock” and each successor stock issuer, a “Successor Reference Stock Issuer”) or (B) select the applicable Underlying Stock to be that Reference Stock.

Upon the selection of any Successor Reference Stock by the calculation agent pursuant to clause (A) of the preceding paragraph, on and after the ADS Change Date, references in this product supplement or the relevant terms supplement to the applicable “Reference Stock” will no longer be deemed to refer to the Original Reference Stock and will be deemed instead to refer to that Successor Reference Stock for all purposes, and references in this product supplement or the relevant terms supplement to “issuer” of the Original Reference Stock will be deemed to be to the applicable Successor Reference Stock Issuer. Upon the selection of any Successor Reference Stock by the calculation agent pursuant to clause (A) of the preceding paragraph, on and after the ADS Change Date, (i) the Initial Stock Price (or Stock Strike Price, if applicable) for that Successor Reference Stock will be equal to the Initial Stock Price (or Stock Strike Price, if applicable) of the Original Reference Stock as of the trading day immediately preceding the ADS Change Date, divided by the Share Adjustment Factor for that Successor Reference Stock and (ii) the Share Adjustment Factor for that Successor Reference Stock will be an amount as determined by the calculation agent in good faith as of the ADS Change Date, taking into account, among other things, the closing price of the Original Reference Stock on the trading day immediately preceding the ADS Change

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Date, subject to adjustment for certain corporate events related to that Successor Reference Stock in accordance with “— A. Anti-Dilution Adjustments.”

The “Successor Reference Stock” with respect to an ADS will be the ADS of a company organized in, or with its principal executive office located in, the country in which the issuer of the Original Reference Stock is organized, or has its principal executive office, selected by the calculation agent from among the ADSs of three companies then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as that Original Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to that Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that a Successor Reference Stock will not be any ADS that is (or the Underlying Stock for which is) subject to a trading restriction under the trading restriction policies of JPMorgan Chase & Co. or any of its affiliates that would materially limit the ability of JPMorgan Chase & Co. or any of its affiliates to hedge the notes with respect to the ADS (a “Hedging Restriction”); provided further that if a Successor Reference Stock cannot be identified as set forth above for which a Hedging Restriction does not exist, that Successor Reference Stock will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of that Original Reference Stock is organized, or has its principal executive office, (ii) is then registered to trade on the NYSE or The NASDAQ Stock Market, (iii) in the sole discretion of the calculation agent, is the most comparable to that Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for that Original Reference Stock and (v) is not subject to a Hedging Restriction. Notwithstanding the foregoing, if a Successor Reference Stock cannot be identified in the country in which the issuer of that Original Reference Stock is organized, or has its principal executive office, as set forth above, that Successor Reference Stock will be selected by the calculation agent and will be a common stock of a company that is then registered to trade on the NYSE or The NASDAQ Stock Market with the same primary SIC Code as that Original Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to that Original Reference Stock, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility and that is not subject to a Hedging Restriction.

Following the selection of a Successor Reference Stock, the Share Adjustment Factor of the Successor Reference Stock will be subject to adjustment as described above under “— A. Anti-Dilution Adjustments.”

The calculation agent will provide information as to any Successor Reference Stock (including its Initial Stock Price (or Stock Strike Price, if applicable)) upon written request by any investor in the notes.

If the calculation agent selects the applicable Underlying Stock to be a Reference Stock pursuant to clause (B) of the first paragraph under “— D. Delisting of ADSs or Termination of ADS Facility” above, the Share Adjustment Factor for that Reference Stock will thereafter equal the last value of the Share Adjustment Factor for the ADS multiplied by the number of shares of the applicable Underlying Stock represented by a single ADS, subject to further adjustments as described under “— A. Anti-Dilution Adjustments.” On and after the ADS Change Date, the closing price of the applicable Reference Stock on any relevant day and the trading price at any time on any relevant day will be expressed in U.S. dollars by converting the closing price or trading price, as applicable, into U.S. dollars using the applicable exchange rate as described below.

On any date of determination, the applicable exchange rate will be the spot rate of the local currency of the applicable Underlying Stock relative to the U.S. dollar as reported by Reuters Group PLC (“Reuters”) on the relevant page for that rate at approximately the closing time of the relevant exchange for the applicable Underlying Stock on that day. However, (1) if that rate is not displayed on the relevant Reuters page on the date of determination, the applicable exchange rate on that day will equal an average (mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following the date of determination, from three recognized foreign exchange dealers (provided that each dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three

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bid quotations, the average of the bid quotations obtained from two recognized foreign exchange dealers or, (3) if the calculation agent is able to obtain a bid quotation from only one recognized foreign exchange dealer, that bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following the date of determination. If the calculation agent is unable to obtain at least one bid quotation, the calculation agent will determine the applicable exchange rate in its sole discretion.

Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Coupon Payments” and “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were the final Coupon Determination Date and the Final Disrupted Coupon Determination Date; provided that the final Coupon Payment, if any, will be ratably adjusted to reflect the actual number of days elapsed from and including the previous Coupon Payment Date.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the accompanying prospectus under the heading “Forms of Securities –Book Entry System.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

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The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

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MATERIAL U.S. Federal Income Tax Consequences

The following is a general discussion of the U.S. federal income tax consequences of the ownership and disposition of notes. This discussion applies to you if you are an initial holder of notes purchasing the notes at their issue price for cash and if you hold the notes as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;
•	an insurance company;
•	a “regulated investment company” as defined in Code Section 851;
•	a “real estate investment trust” as defined in Code Section 856;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;
•	a dealer in securities;
•	a person holding the notes as part of a hedging transaction, “straddle,” conversion transaction, or integrated transaction, or who has entered into a “constructive sale” with respect to the notes;
•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or
•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the U.S. federal income tax consequences of owning and disposing of the notes, as well as any consequences under the laws of any state, local or foreign taxing jurisdiction. You cannot use the tax summaries herein for the purpose of avoiding penalties that may be asserted against you under the Code.

Tax Treatment of the Notes

The tax treatment of the notes will depend upon the facts at the time of the relevant offering. Generally, for U.S. federal income tax purposes, notes that provide for the full repayment of their principal amount at, or prior to, maturity will be treated as debt instruments and notes with a term of not more than one year (including either the issue date or the last possible date that the notes could be outstanding, but not both) will be treated as short-term debt instruments. In addition, notes that provide for the full repayment of their principal amount at, or prior to, maturity and that have a term of more than one year (including either the issue date or the last possible date that the notes could be outstanding, but not both) may be treated as either contingent payment debt instruments or variable rate debt instruments. The relevant terms supplement will indicate which, if any, of these treatments applies to notes that provide for the full repayment of their principal amount at, or prior to, maturity, or if another treatment applies. Finally, the tax treatment of notes that do not provide for the full repayment of their principal at, or prior to, maturity (i.e., that provide for Downside Percentage Exposure) is uncertain. Unless otherwise provided in the terms supplement, we intend to treat such notes as income-bearing pre-paid derivative contracts, as described in more detail below. Additionally, the relevant terms supplement will describe Sidley Austin LLP’s, our Tax Counsel, level of comfort on this

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issue, which will depend on the facts of the particular offering and additional considerations that may be relevant to the particular offering. In any case, we expect that the tax treatment of the notes will not be clear, and that there will be some risk that the IRS could determine that our treatment of the notes was incorrect. For example, if we treat an offering of notes as variable rate debt instruments (as described below), we expect that there will be some risk that the IRS could determine that they were in fact contingent payment debt instruments (as described below), and vice versa. Any such determination could have adverse U.S. federal income tax consequences for you.

In general, we will not attempt to ascertain whether any of the issuers of the Reference Stocks would be treated as “passive foreign investment companies” (“PFICs”) or United States real property holding corporations (“USRPHCs”), both as defined for U.S. federal income tax purposes. If any of the issuers of the Reference Stocks were so treated, certain adverse U.S. federal income tax consequences might apply to you. You should refer to information filed with the SEC or another governmental authority by the issuers of the Reference Stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the Reference Stocks is or becomes either a PFIC or a USRPHC. Depending on the nature of the Reference Stocks in a particular offering, the relevant terms supplement may include further disclosure regarding these issues.

Tax Consequences to U.S. Holders

The following discussion applies to you only if you are a “U.S. Holder” of notes. You are a “U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

•	a citizen or resident of the United States;
•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes Treated as Short-Term Debt Obligations

The following discussion applies to notes with a term (including either the issue date or the last possible date that the notes could be outstanding, but not both) of not more than one year that provide for the full repayment of their principal amount at, or prior to, maturity. No statutory, judicial or administrative authority directly addresses the treatment of these notes or instruments similar thereto for U.S. federal income tax purposes, and no ruling will be requested from the IRS with respect to the notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in these notes are uncertain. The tax consequences of other notes, if any, that have a term of not more than one year and that we intend to treat as indebtedness for U.S. federal income tax purposes will be discussed in the relevant terms supplement (including our special tax counsel’s level of comfort, if any, with respect to our intended treatment).

Tax Treatment Prior to Maturity

Because the term of these notes is not more than one year, they will be treated as short-term debt obligations. A short-term debt obligation is treated for U.S. federal income tax purposes as issued at a discount equal to the difference between the payments due thereon and the instrument’s issue price. In general, this discount is treated as ordinary income when received or accrued, in accordance with the holder’s method of tax accounting. However, because the amount of discount that will be paid on the notes is uncertain, several aspects of the tax treatment of the notes are not clear.

If you are a cash-method holder, you will not be required to recognize income with respect to the notes prior to maturity, other than with respect to Coupon Payments received, if any, or received pursuant to a sale or exchange, as described below. However, you may elect to accrue discount into income on a current basis, in which case you would generally be treated as an accrual-method holder, as described below. In addition, you could be required to defer deductions with respect to any interest paid on indebtedness incurred to purchase or carry your notes, to the extent of accrued discount that you have not yet included in income, until you dispose of the notes in a taxable transaction. You should consult your tax adviser regarding these issues.

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Although accrual-method holders and certain other holders (including electing cash-method holders) are generally required to accrue into income discount on short-term indebtedness on a straight-line basis, because the Coupon Payments that will be received with respect to the notes are uncertain, it is unclear whether any discount would be treated as accruing prior to the time the amount of each Coupon Payment becomes fixed. You should consult your tax adviser regarding the application of these rules with respect to your notes.

Sale, Exchange or Redemption of the Notes

Upon a sale or exchange of a short-term note (including redemption or redemption at maturity), you should recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted basis in the note. Your adjusted basis in the note should equal the issue price of the note, increased by any discount that you have previously included in income but not received.

The amount of any resulting loss should be treated as a capital loss, which may be subject to special reporting requirements if the loss exceeds certain thresholds. Gain resulting from redemption at maturity should be treated as ordinary income. It is not clear, however, whether or to what extent gain from a sale or exchange prior to maturity should be treated as capital gain or ordinary interest income. You should consult your tax adviser regarding the proper treatment of any gain or loss recognized upon a sale or exchange (or automatic call, if applicable) of a note.

Due to the absence of authorities that directly address the U.S. federal income tax consequences of a short-term debt obligation with contingent payments, no assurances can be given that the IRS will accept, or that a court will uphold, the tax treatment of short-term debt obligation described above. Alternative tax characterizations of a short-term debt obligation are possible which, if applied, could affect the character of the income or loss with respect to a short-term debt obligation. You should consult your tax adviser regarding the U.S. federal income tax treatment of an investment in short-term debt obligation.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies to notes with a term (including either the issue date or the last possible date that the notes could be outstanding, but not both) of more than one year that provide for the full repayment of their principal amount at, or prior to, maturity and that are treated as “variable rate debt instruments” for U.S. federal income tax purposes (“VRDI notes”). Interest paid on a VRDI note will generally be taxable to you as ordinary income at the time it accrues or is received, in accordance with your regular method of tax accounting.

Upon the sale or exchange of a VRDI note (including redemption of a VRDI note at maturity or early redemption), you will recognize taxable gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the VRDI note. For this purpose, the amount realized does not include any amount attributable to accrued interest, which will be treated as ordinary income as described in the preceding paragraph. In general, gain or loss realized upon the sale or exchange of a VRDI note will be capital gain or loss and will be long-term capital gain or loss if you have held the VRDI note for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies to notes with a term (including either the issue date or the last possible date that the notes could be outstanding, but not both) of more than one year that provide for the full repayment of their principal amount at, or prior to, maturity and that are treated as “contingent payment debt instruments” for U.S. federal tax purposes (“CPDI notes”).

CPDI notes will generally be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as described below.

We are required to determine a “comparable yield” for the notes. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but

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excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the notes representing a series of payments the amount and timing of which produce a yield to maturity on the notes equal to the comparable yield.

Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of notes, and the related projected payment schedule, in the final terms supplement for these notes, which we will file with the SEC.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts, if any, that we will pay on the notes.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the notes, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method, you will be required to accrue as interest income OID on the notes at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on the notes (as described below).

In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of the notes for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of the notes for a taxable year:

•	will first reduce the amount of interest in respect of the notes that you would otherwise be required to include in income in the taxable year; and
•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the notes exceeds the total amount of your net negative adjustments treated as ordinary loss on the notes in prior taxable years.

A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the notes or to reduce the amount realized on a sale or exchange of the notes (including redemption of the notes at maturity).

Upon a sale or exchange of the notes (including redemption of the notes at maturity), you generally will recognize taxable gain or loss equal to the difference between the amount received from the sale, exchange or redemption and your adjusted tax basis in the notes. Your adjusted tax basis in the notes will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the notes (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments previously made to you in respect of the notes. You generally must treat any gain as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

Notes Treated as Income-Bearing Pre-Paid Derivative Contracts

The following describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of notes that are treated as income-bearing pre-paid derivative contracts.

The tax consequences of an investment in such notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of such notes, and we do not intend to request a

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ruling from the IRS regarding these notes. Except as otherwise stated below, the discussion below assumes that our tax treatment of such notes will be respected for U.S. federal income tax purposes.

Tax Treatment Prior to Maturity

Coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Tax Treatment upon Sale, Exchange or Maturity

Upon the sale, exchange or maturity of your notes, you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or maturity (excluding any amounts attributable to accrued and unpaid Coupon Payments, which will be taxable as described above) and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. Such capital gain or loss should generally be short-term capital gain or loss if you hold the notes for one year or less, and should be long-term capital gain or loss if you hold the notes for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments

There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that treatment other than that described above is more appropriate. For example, the IRS could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments (with the tax consequences described above). Alternatively, it is possible that the IRS could assert that your notes should generally be characterized as income bearing pre-paid derivative contracts (as described above), except that (1) the gain you recognize upon the sale, exchange or maturity of your notes should be treated as ordinary income or (2) you should not include the coupon payments in income as you receive them but instead you should reduce your basis in your notes by the amounts of coupon payments that you receive. It is also possible that the IRS could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. It is also possible that the IRS could seek to characterize your notes as a notional principal contract. It is also possible that the coupon payments would not be treated as ordinary income or, if the contingent payment debt obligations applied, as interest income, for U.S. federal income tax purposes, but instead would be treated in some other manner.

You should consult your tax advisors as to possible alternative characterizations of your notes for U.S. federal income tax purposes.

Change in Law

In 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as the notes after the bill was enacted to accrue interest income over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes. In addition, on December 7, 2007, the IRS released a notice stating that the IRS and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the notes including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will

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ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals. Except to the extent otherwise provided by law, and unless otherwise provided in the applicable terms supplement, intend to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as Congress, the Treasury Department or the IRS determine that some other treatment is more appropriate.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a “Non-U.S. Holder” of notes. You are a “Non-U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

•	a nonresident alien individual;
•	a foreign corporation; or
•	a nonresident alien fiduciary of a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of the notes (including redemption of the notes at maturity).

Payments to you on the notes that are treated as “short-term debt obligations”, variable debt instruments”, or “contingent payment debt obligations” and any gain realized on a sale or exchange of the notes (including redemption of the notes at maturity), will be exempt from U.S. federal income tax (including withholding tax) provided, generally, that you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provide your name and address or otherwise satisfy applicable documentation requirements, and that these amounts are not effectively connected with your conduct of a U.S. trade or business. However, in the event that we treat the notes as pre-paid income bearing derivative contract, because the U.S. federal income tax treatment (including the applicability of withholding) of the Coupon Payments on such notes is uncertain, in the absence of further guidance, we intend to withhold on the Coupon Payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, in such case you generally must provide a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a Non-U.S. Holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments. If you are eligible for a reduced rate of U.S. withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a timely refund claim with the IRS.

If you are engaged in a U.S. trade or business and if the income or gain on the notes is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be subject to regular U.S. income tax on this income or gain in the same manner as if you were a U.S. Holder, except that in lieu of the certificate described in the preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

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If you are an individual, your notes will not be included in your estate for U.S. federal estate tax purposes, provided that interest on the notes is not then effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

Payments on the notes that are treated as interest(including OID, if any), and Coupon Payments that are otherwise treated as ordinary income and the proceeds received from a sale or exchange of the notes (including redemption of the notes at maturity) will be subject to information reporting if you are not an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions. If you are a Non-U.S. Holder and you comply with the identification procedures described in the preceding section, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

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Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that are or may become party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Our affiliates, including JPMS, may use this product supplement no. 18-I and the accompanying prospectus supplement, prospectus or terms supplement in connection with offers and sales of the notes in the secondary market. JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the notes. In addition, unless otherwise specified in the relevant terms supplement, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system. JPMS may act as a market maker for the notes. However, JPMS is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive if you sell your notes will be favorable.

In connection with an offering of the notes, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position for JPMS. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 18-I or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 18-I or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in

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circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for an offering of the notes will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in an offering of the notes to any of its discretionary accounts without the specific written approval of the customer.

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Notice to Investors

We will offer to sell, and will seek offers to buy, the notes only in jurisdictions where offers and sales are permitted. None of the accompanying prospectus supplement and prospectus, this product supplement no. 18-I, and the terms supplement (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the notes by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of any Disclosure Document nor any sale made thereunder implies that our affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including, but not limited to, personal offerings, written materials, advertisements, the internet or the media, in circumstances that constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

Targeted investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

The number of contacted investors should be relatively small.

Investors should receive complete and precise information on the proposed investment.

Any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

The aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The notes will not be offered or sold in or into The Bahamas except in circumstances that do not constitute a “public offering” according to the Securities Industry Act, 1999. The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas. Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

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Bermuda

The Disclosure Documents have not been and will not be registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to the Disclosure Documents to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, including the Disclosure Documents, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

The Disclosure Documents and the notes have not been and will not be registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of the Disclosure Documents. The notes will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

The Agents, we and the notes have not been and will not be registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes will not be offered or sold within Chile or to, or for the account of benefit of, persons in Chile, except in circumstances that will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances that will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will be sold only to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;
(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;
(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and
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(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and that it has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the notes will not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to:

(i)	any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements;
(ii)	any offer or sale of the notes at offices or branches open to the public;
(iii)	use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or
(iv)	use (a) non-solicited emails or (b) email distribution lists to market the notes.

The Disclosure Documents are for your sole and exclusive use, including any of your shareholders, administrators or employees, as applicable. You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant thereto and represent that you are the sole liable party for full compliance with those laws and regulations.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known any Disclosure Document in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public. The offering of the notes will not be registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador will be negotiated only on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will, in any event, be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

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European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(i)	at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;
(ii)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Agent; or
(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no offer of notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

Each Agent has represented and agreed that:

(i)	it will not offer or sell in Hong Kong, by means of any document, the notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and
(ii)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of the notes that would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

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Mexico

The notes have not been and will not be registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. The Disclosure Documents may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

Each Agent has represented and agreed that with effect from and including January 1, 2012, it will not make an offer of notes that are the subject of the offering contemplated by the Disclosure Documents to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive if and to the extent article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSA”) will be applied, unless such offer is made exclusively to qualified investors in The Netherlands as defined in the Prospectus Directive, provided that no offer of the notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expressions (i) an “offer of notes to the public” in The Netherlands; and (ii) “Prospectus Directive” have the meaning given to them above under the section entitled “European Economic Area.”

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have not been and will not be registered with or approved by the regulator of the Peruvian securities market or the stock exchange. Accordingly, the notes will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

None of the Disclosure Documents has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Disclosure Documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person

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defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

The Disclosure Documents are not intended to constitute an offer or solicitation to purchase or invest in the notes described therein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither the Disclosure Documents nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the Swiss Collective Investment Scheme Act, and neither the Disclosure Documents nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the Disclosure Documents nor any other offering or marketing material relating to us, the offering or the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (FINMA), and investors in the notes will not benefit from protection or supervision by any such authority.

United Kingdom

Each Agent has represented and agreed that:

(a)	in relation to any notes that have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;
(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and we will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes will not be registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and will not be publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

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Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their

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counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;
(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests are adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

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